           THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS
                   EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
                 TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT

Warrant No. _________                                  Number of Shares: ______


Dated as of:___________

                               REGISTER.COM, INC.

                          Common Stock Purchase Warrant


     Register.com, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that Legg Mason Wood Walker Incorporated, or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before ____________ __, ____ at not later than 5:00 p.m. (New York, New York time), __________ shares of Common Stock, $0.0001 par value per share, of the Company, at a purchase price of $______ per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

1.   Exercise.

     (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as
Exhibit I duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

     (b) The Registered Holder may, at its option, elect to pay some or all of the Purchase Price payable on an exercise of this Warrant by surrendering to the Company Common Stock of the Company with a fair market value equal to the purchase price paid. The Registered Holder may, at its option, elect to pay some or all of the Purchase Price payable upon an exercise of this Warrant by cancelling a portion of this Warrant exercisable for such number of Warrant Shares as is determined by dividing (i) the total Purchase Price payable in respect of the number of Warrant Shares being purchased upon such exercise by
(ii) the excess of the Fair Market Value per share of Common Stock as of the effective date of exercise, as determined pursuant to subsection 1(c) below (the "Exercise Date"), over the Purchase Price per share. If the Registered Holder wishes to exercise this Warrant pursuant to this method of payment with respect to the maximum number of Warrant Shares purchasable pursuant to this method, then the number of Warrant Shares so purchasable shall be equal to the total number of Warrant Shares, minus the product obtained by multiplying (x) the total number of Warrant Shares by (y) a fraction, the numerator of which shall be the Purchase Price per share and the denominator of which shall be the Fair Market Value per share of Common Stock as of the Exercise Date. The Fair Market Value per share of Common Stock shall be determined as follows:

          (i) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market, the Nasdaq system, or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the last reported sale price per share of Common Stock thereon on the Exercise Date; or, if no such price is reported on such date, such price on the next preceding business day (provided that if no such price is reported on the next preceding business day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause
(ii)).

          (ii) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market, the Nasdaq system, or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and, upon request of the Registered Holder, the Board of Directors (or a representative thereof) shall promptly notify the Registered Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Fair Market Value per share of Common Stock shall be the amount next determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company), (B) the Board of Directors shall make such a determination within 10 days of a request by the Registered Holder that it do so, and (C) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made.

     (c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

     (d) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

          (i) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

          (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the sum of (a) the number of such shares purchased by the Registered Holder upon such exercise plus (b) the number of Warrant Shares (if any) covered by the portion of this Warrant cancelled in payment of the Purchase Price payable upon such exercise pursuant to subsection 1(b) above.

2.   Adjustments.

     (a) If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

     (b) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant, such that the provisions set forth in this
Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

     (c) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in subsection 2(a) or (b) above.

3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 1(b) above.

4.   Requirements for Transfer.

     (a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the "Act"), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

     (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this Section 4, or (ii) a transfer made in accordance with Rule 144 under the Act.

     (c) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

     (d) This Warrant and the Warrant Shares shall be subject to the provisions of that certain Amended and Restated Stockholders' Agreement dated as of June 30, 1999, by and among the Company and the stockholders signatory thereto, as amended from time to time (the "Stockholders' Agreement"); and upon any transfer of the Warrant Shares hereunder, the transferee shall be bound by the terms of the Stockholder's Agreement and be entitled to the same rights and obligations thereunder as the original Registered Holder of this Warrant.

5. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6. Liquidating Dividends. If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Shares purchased upon such exercise, the Liquidating Dividend which would have been paid to such Registered Holder if he had been the owner of record of such Warrant Shares immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined.

7.   Notices of Record Date, etc. In case:

     (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

     (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

     (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

     (d) then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

8. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

9. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the

Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11. Transfers, etc

     (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

     (b) Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company.

     (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12. Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

13.  Registration Rights.

     (a) If the Company at any time or from time to time subsequent to the date hereof proposes to register any securities under the Act either for its own account or the account of any selling security holders (other than pursuant to:
(i) a registration statement on Forms S-4 or S-8 or any successor or similar forms, (ii) a registration relating solely to a Securities Exchange

Commission Rule 145 offering, or (iii) a registration on any form that does not permit secondary sales), the Company shall:

          (i) give to each holder of Warrant Shares written notice thereof at least 20 days in advance of the filing of any registration statement in respect thereof (which notice will include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other states securities laws, the proposed offering price, and the plan of distribution);

          (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Warrant Shares specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any holder or holders of Warrant Shares;

          (iii) use commercially reasonable efforts to cause the managing underwriter or underwriters of such proposed underwritten offering to permit the Warrant Shares requested to be included in the Registration Statement for such offering to be included on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written opinion to the holders of such Warrant Shares that marketing considerations require a limitation on the number of Warrant Shares offered pursuant to any Registration Statement subject to this Section, then subject to the advice of said managing underwriter or underwriters as to the size and composition of the offering, the Company will include Warrant Shares in such registration pursuant to, and in accordance with the terms of, Section 4(c)(v) of the Registration Rights Agreement, dated as of June 30, 1999, by and among the Company and the stockholders signatory thereto, as amended from time to time. The Company will bear all registration expenses in connection with a registration hereunder.

          Notwithstanding the foregoing, if at any time after giving written notice of its intention to register its equity securities and before the effectiveness of the Registration Statement filed in connection with such registration, the Company determines for any reason either not to effect such registration or to delay such registration, the Company may, at its election, by delivery of written notice to each holder of Warrant Shares (A) in the case of a determination not to effect registration, relieve itself of its obligation to register the Warrant Shares in connection with such registration or (B) in the case of a determination to delay registration, delay the registration of such Warrant Shares for the same period as the delay in the registration of such other equity securities.

          Holders of Warrant Shares may exercise registration rights under this
Section 13 at any time or from time to time, so long as such holders continue to hold Warrant Shares which have not previously been sold pursuant to a valid registration statement under the Act.

     (b) In connection with the Company's registration obligations pursuant to
Section 13(a) hereof, the Company will use commercially reasonable efforts to effect such registration to permit the sale of such Warrant Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible but in no event later than 30 days after receipt of a request for registration pursuant to the terms of Section 13(a):

          (i) before filing a Registration Statement (as defined below) or Prospectus (as defined below) or any amendments or supplements thereto, furnish to the counsel selected by the holders of securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be made available for prior review and comment by such counsel;

          (ii) prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement and such amendments and post-effective amendments to any Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Act or otherwise necessary to keep such Registration Statement continuously effective; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the one-year period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii) notify the selling holders of Warrant Shares and the managing underwriters, if any, promptly, and (if requested by any such person or entity) confirm such advice in writing,

               a) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

               b) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

               c) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose,

               d) if at any time the representations and warranties of the Company contemplated by paragraph (xiv) below cease to be true and correct,

               e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

               f) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (iv) use reasonable efforts to prevent the issuance of any stop order or to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as practicable;

          (v) if reasonably requested by the managing underwriter or underwriters or a holder of Warrant Shares being sold in connection with an underwritten offering, immediately incorporate in a Prospectus supplement or post-effective amendment such necessary information as the managing underwriters or the holders of a majority in number of the securities being sold reasonably request to have included therein relating to the plan of distribution with respect to such Warrant Shares, including, without limitation, information with respect to the amount of Warrant Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Warrant Shares to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (vi) at the request of any selling holder of Warrant Shares, furnish to such selling holder of Warrant Shares and each managing underwriter, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (vii) deliver to each selling holder of Warrant Shares and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons or entities may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Warrant Shares and the underwriters, if any, in connection with the offering and sale of the Warrant Shares covered by the Prospectus or any amendment or supplement thereto;

          (viii) prior to any public offering of Warrant Shares, use commercially reasonable efforts to register or qualify or cooperate with the selling holders of Warrant Shares, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Warrant Shares for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Warrant Shares covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

          (ix) cooperate with the selling holders of Warrant Shares and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Warrant Shares to be sold and not bearing any restrictive legends; and enable such Warrant Shares to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Warrant Shares to the underwriters;

          (x) use commercially reasonable efforts to cause the Warrant Shares covered by the applicable Registration Statement to be registered with or approved by such other United States federal or state governmental agencies or authorities as may be necessary to enable the seller or sellers thereof and the underwriters, if any, to consummate the disposition of such Warrant Shares;

          (xi) if any fact contemplated by paragraph (iii)(f) above shall exist, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Warrant Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (xii) use commercially reasonable efforts to cause all Warrant Shares covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed, if requested by the holders of a majority in number of such Warrant Shares or by the managing underwriters, if any;

          (xiii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Warrant Shares and provide the applicable trustee(s) or transfer agent(s) with printed certificates for the Warrant Shares which are in a form eligible for deposit with The Depositary Trust Company;

          (xiv) enter into customary agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the disposition of such Warrant Shares and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

               a) make such representations and warranties and indemnities to the holders of such Warrant Shares and the underwriters, if any, in form, scope and substance as are customarily made by issuers to underwriters in primary underwritten offerings;

               b) obtain opinions of counsel to the Company and updates thereof addressed to each selling holder of Warrant Shares and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings;

               c) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Warrant Shares and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings (provided that the Warrant Shares constitute at least 10% of the securities covered by such Registration Statement);

               d) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the securities of the Company being sold and the managing underwriters, if any, to evidence compliance with paragraph (xi) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

          (xv) subject to the execution of confidentiality agreements in form and substance satisfactory to the Company, make available to a representative of the holders of a majority in number of the securities of the Company being registered pursuant to such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or underwriter all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the registration, with respect to each at such time or times as the Company shall reasonably determine; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such individuals or entities unless disclosure of such records, information or documents (a) is required by court or administrative order; (b) becomes generally available to the public other than as a result of a disclosure by such individuals or entities; (c) was available to such individuals or entities on a non-confidential basis prior to its disclosure by the Company, as shown by prior written record, or (d) becomes available to such individuals or entities on a non-confidential basis from a source other than the Company or its representatives, provided that such source is not known by such individuals or entities to be bound by a confidentiality agreement with or other obligation of secrecy to the Company.

          (xvi) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Act, no later than 45 days after the end of any 12-month period (or 90 days, if such a period is a fiscal year) (1) commencing at the end of any month in which Warrant Shares are sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, (2) beginning with the first month commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods;

          (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

          (xviii) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document for review and comment to counsel to the selling holders of securities of the Company and to the managing underwriters, if any, and make the Company's representatives available for discussion of such document.

          The Company may require each seller of Warrant Shares as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

          Each holder of Warrant Shares agrees that to avail itself of the rights afforded hereby, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (xi) above, such holder will forthwith discontinue disposition of Warrant Shares registered in a Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph (xi) above, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Warrant Shares current at the time of receipt of such notice.

          Each holder of Warrant Shares agrees that to avail itself of the rights afforded hereby, such holder shall (i) make such representations and warranties and indemnities to the Company and the underwriters in form, scope and substance as are customarily made by selling shareholders in primary underwritten offerings; (ii) obtain opinions of counsel to such holder and updates thereof (provided that such opinions shall be at the sole expense of the Company) and addressed to the Company and the underwriter covering the matters customarily covered in opinions requested in underwritten offerings; and (iii) deliver such documents and certificates as may be reasonably requested by the Company and the managing underwriters to ensure the Company's compliance with
Section 13(b)(xi) above.

          In the event the Company shall give any such notice, the time periods mentioned in Section 13(b)(ii) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Warrant Shares covered by such Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 13(b)(xi) hereof or is advised in writing by the Company that the use of the Prospectus may be resumed.

          For the purposes of this Section 13:

          "Registration Statement" shall mean any registration statement of the Company that covers any of the Warrant Shares, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement, and "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Warrant Shares covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments to the Registration Statement of which such prospectus is a part and all material incorporated by reference in such prospectus.

14. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

15. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

16. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

17. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of New York.

                                    REGISTER.COM, INC.

                                    By: _________________________________

[Corporate Seal]                    Title: ______________________________

ATTEST:

_________________________           Address of principal office:

                                    575 Eighth Avenue, 11th Floor
                                    New York, New York 10018

                                                                       EXHIBIT I

                                  PURCHASE FORM

To:  Register.com, Inc.                                     Dated:______________

     The undersigned, pursuant to the provisions set forth in the attached Warrant hereby irrevocably elects to purchase ________ shares of the Common Stock covered by such Warrant. The undersigned herewith makes payment of $____________, representing the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

          o    $_________ in lawful money of the United States, and/or

          o    the cancellation of such portion of the attached
               Warrant as is exercisable for a total of ______
               Warrant Shares (using a Fair Market Value of $_______ per share for purposes of this calculation).

                                   Signature: _____________________________

                                   Address: _______________________________

                                            _______________________________

                                                                      EXHIBIT II

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee                   Address                         No. of Shares


By acceptance of the transfer contemplated hereby and by signing this Assignment Form, the Assignee hereby agrees to be bound by the terms and provisions of that certain Amended and Restated Stockholders' Agreement, dated as of ____ __, 199_, as such agreement shall be amended and in effect from time to time.




Dated: __________________________      Signature: _____________________________


Dated: __________________________      Witness: _______________________________